                        SUPPLEMENT TO SHARE PURCHASE AGREEMENT


         THIS SUPPLEMENT TO SHARE PURCHASE AGREEMENT is made as of the 18th day of August, 1997, by and between International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), and Continental Communications Limited, a company established under the laws of the Republic of Ireland ("CCL").

                                       RECITALS

         WHEREAS, CCL has previously received 493,510 shares of IWCH common stock pursuant to that certain Share Purchase Agreement between International Wireless Communications Pakistan Limited and CCL, dated July 17, 1997; and

         WHEREAS, IWCH and CCL wish to provide for an adjustment in the number of shares of IWCH common stock ("IWCH Shares") that may be issued to CCL, and to grant to CCL certain other rights as a stockholder of IWCH;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1. BOARD OBSERVATION RIGHTS. A representative of CCL (the "CCL Representative") shall have the right to be present at all duly convened meetings of the Board of Directors of IWCH (the "Board"); PROVIDED, HOWEVER, that (a) in the event the Board intends to discuss or vote upon any matter in which CCL may have an interest or any matter that is subject to the attorney-client privilege, the CCL Representative may be excluded from the portion of the meeting at which such matter is discussed by the vote of a majority of the directors present; (b) IWCH may exclude from any meeting of the Board the CCL Representative unless both CCL and its representative shall have executed and delivered to IWCH a nondisclosure agreement, in the form to be provided by IWCH; and (c) the Chairman of the Board may exclude from a meeting of the Board of Directors the CCL Representative if CCL or any affiliate of CCL is, or has an interest in, a direct or indirect competitor of IWCH, from any discussion of matters relating to the area of competition.

         2.   ADJUSTMENTS.  IWCH covenants and agrees as follows:

              2.1 If, within 18 months of the sale and purchase of the Pakistan Mobile Communications Limited ("PMCL") shares held by CCL (the "CCL Closing"), an initial underwritten public offering of IWCH shares is consummated (the "IPO"), and the valuation of IWCH made in connection with the IPO is less than US$300,000,000, then, upon the consummation of the IPO, IWCH will issue to CCL additional IWCH Shares, which number shall be the difference between (x) US$6,159,000, divided by the IPO price per IWCH Share (excluding any underwriting or similar discounts), and (y) 493,510 (which number represents the total number of IWCH Shares issued to CCL as of the CCL Closing).

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              2.2   If, within 18 months of the CCL Closing, there is an IPO,
and the valuation of IWCH made in connection with the IPO is equal to or more than US$300,000,000, then there shall be no adjustment made to the 493,510 IWCH Shares issued to CCL as of the CCL Closing.

              2.3 If an IPO is not consummated within 18 months after the CCL Closing, then, at the election of CCL, CCL shall have the right, by written notice to IWCH, to:

                    (a) require IWCH to issue to CCL on the date that is 18 months after the CCL Closing, and on each anniversary of such date thereafter until an IPO is consummated, 49,351 additional IWCH Shares; or

                    (b) require IWCH to file a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the registration of the IWCH Shares issued to CCL. The Company shall, within ninety
(90) days of the receipt thereof, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all IWCH Shares that CCL requests to be registered.

                        (i) If CCL intends to distribute the IWCH Shares covered by its request by means of an underwriting, it shall so advise IWCH as a part of its request made pursuant to this subsection 2.3(b). In such event the right of CCL to include the IWCH Shares in such registration shall be conditioned upon CCL's participation in such underwriting. CCL shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to CCL).

                        (ii)  IWCH shall not be required to effect a
registration pursuant to this subsection 2.3(b):

                              A.  in any particular jurisdiction in which IWCH
would be required to execute a general consent to service of process in effecting such registration, unless IWCH is already subject to service in such jurisdiction and may be required under the Act; or

                              B.  after IWCH has effected one (1) registration
pursuant to this subsection 2.3(b), and such registration has been declared or ordered effective; or

                              C.  if  IWCH shall furnish to CCL a certificate
signed by IWCH's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of IWCH, it would be seriously detrimental to IWCH and its stockholders for such registration statement to be effected at such time, in which event IWCH shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of CCL; provided that such right to delay a request shall be exercised by IWCH not more than once in any twelve (12)-month period; or


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                              D.  until the first anniversary of the closing of
an IPO.

                        (iii) All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to this subsection 2.3(b) and including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for IWCH, shall be borne by IWCH. Notwithstanding the foregoing, IWCH shall not be required to pay for any expenses of any registration proceeding begun pursuant to this subsection 2.3(b) if the registration request is subsequently withdrawn at the request of CCL.

                        (iv) It shall be a condition precedent to the obligations of IWCH to take any action pursuant to this subsection 2.3(b) with respect to the IWCH Shares that CCL shall furnish to IWCH such information regarding itself, the IWCH Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of CCL's IWCH Shares.

                        (v) If such registration statement is not filed within six (6) months after the date of CCL's written notice to IWCH, CCL shall have the right to sell its IWCH Shares to any third party purchaser for cash consideration only.

                        (vi) If the net cash proceeds received by CCL from any sale under subsection 2.3(b) above (net of reasonable costs and expenses related to the sale of IWCH Shares) is less than US$6,159,000, then IWCH shall, within five (5) business days after written notice from CCL, which notice shall include supporting documentation, engage an appraiser to value IWCH. Within 10 days after the issuance of a report by the appraiser, based upon the valuation in such report, IWCH shall issue warrants to CCL to purchase such number of additional IWCH Shares with a value equivalent to the difference between US$6,159,000 and such net cash proceeds. The valuation of such warrants shall be determined in good faith by IWCH and shall be reasonably satisfactory to CCL.

              2.4 If (x) an IPO is consummated after 18 months of the CCL Closing, (y) CCL has exercised its rights under subsection 2.3(a) above, and (z) the valuation of IWCH made in connection with the IPO is less than US$300,000,000, then, upon the consummation of the IPO, IWCH will issue to CCL additional IWCH Shares, which number shall be the difference between (i) US$6,159,000, divided by the IPO price per IWCH Share (excluding any underwriting or similar discounts) and (ii) 493,510 (which number represents the number of IWCH Shares issued to CCL as of the CCL Closing).

              2.5 If (x) an IPO is consummated after 18 months of the CCL Closing, (y) CCL has exercised its rights under subsection 2.3(a) above, and (z) the valuation of IWCH made in connection with the IPO is equal to or more than US$300,000,000, then there shall be no adjustment made to the 493,510 IWCH Shares issued to CCL as of the CCL Closing.

              2.6 The valuation of IWCH in an IPO shall be calculated as the IPO price per IWCH Share (excluding any underwriting or similar discounts) multiplied by the sum


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of (a) the number of IWCH Shares outstanding at the IPO closing, (b) the number of IWCH Shares issuable upon the exercise of in the money options and warrants to purchase IWCH Shares outstanding at the IPO closing and (c) the number of IWCH Shares issuable at the IPO closing upon the exchange of exchangeable notes of IWCH and Pakistan Wireless Holdings Limited outstanding at the IPO closing.

         3. IPO LOCK-UP. CCL hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by IWCH and the managing underwriter (such period not to exceed one hundred eighty (l80) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the IWCH Shares or any securities convertible into or exercisable or exchangeable for IWCH Shares (whether such shares or any such securities are then owned by CCL or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the IWCH Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of IWCH Shares or such other securities, in cash or otherwise; provided that all directors, executive officers and five percent (5%) or greater beneficial owners of IWCH Shares enter into similar agreements. The underwriters in connection with the IPO are intended third party beneficiaries of this subsection 2.3(b)(iv) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, IWCH may impose stop-transfer instructions with respect to the IWCH Shares until the end of such period.

         4. INDEMNIFICATION. In the event any IWCH Shares are included in a registration statement under subsection 2.3(b) above.

              4.1 To the extent permitted by law, IWCH will indemnify and hold harmless each holder of IWCH Shares ("Holder"), the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by IWCH of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and IWCH will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with


                                          4

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investigating or defending any such loss, claim, damage, liability, or action;
provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of IWCH (which consent shall not be unreasonably withheld), nor shall IWCH be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering (the "Shares"), if a copy of the prospectus (as then amended or supplemented if IWCH shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

              4.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless IWCH, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls IWCH within the meaning of the Act, legal counsel and accountants for IWCH, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this
Section 4, any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) provided, that, in no event shall any indemnity under this Section 4 exceed the gross proceeds from the offering received by such Holder.

              4.3   Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented


                                          5

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without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.

              4.4 If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement.

              4.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              4.6   The obligations of IWCH and the Holders under this
Section 4 shall survive the completion of any offering of IWCH Shares in a registration statement under subsection 2.3(b) above, and otherwise.

         5.   MISCELLANEOUS.

              5.1 IWCH OBLIGATIONS. IWCH shall have no further responsibilities or obligations with regard to the IWCH Shares owned or to be acquired by CCL pursuant to the terms of this Agreement, other than those explicitly set forth herein.

              5.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


                                          6

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              5.3   GOVERNING LAW.  This Agreement shall be governed by and
construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

              5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              5.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, two days after deposit with an overnight courier service or five days after deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

              5.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              5.8 ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the IWCH Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any IWCH Shares, each future holder of all such IWCH Shares, and IWCH.

              5.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              5.10 AGGREGATION OF STOCK. All of the IWCH Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  INTERNATIONAL WIRELESS
                                  COMMUNICATIONS HOLDINGS, INC.



                                  By:    /s/ Douglas S. Sinclair
                                         --------------------------------------

                                  Title: Executive Vice President
                                         --------------------------------------


                                  CONTINENTAL COMMUNICATIONS LIMITED


                                  By:  /s/ S.M.J. Ford
                                     -----------------------------------------

                                  Title:  Director
                                        --------------------------------------